UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 4, 2006

THE TALBOTS, INC.

(Exact name of registrant as specified in charter)

Delaware	1-12552	41-1111318

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 2 — Financial Information
Item 2.02   Results of Operations and Financial Condition.
     Attached and being furnished as Exhibit 99.1 is a copy of a press release of The Talbots, Inc. (“Talbots”) dated May 4, 2006, reporting Talbots sales results for the four and thirteen weeks ended April 29, 2006, to be read in a pre-recorded April 2006 sales call to be available at approximately 9 a.m. on May 4, 2006. The related message points will be available under “Financial Highlights” in the “Investor Relations” section of Talbots website, www.talbots.com.
Non-GAAP Financial Measures:
     To supplement the Company’s financial results presented in accordance with U.S. Generally Accepted Accounting Principals (“GAAP”), the Company uses, and has included in this press release, the following non-GAAP financial measure as part of its outlook information: estimated future adjusted net income per diluted share.
     Prior to January 29, 2006, the Company accounted for stock-based compensation under Accounting Principles Board, Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). In accordance with APB 25 the Company historically used the intrinsic value method to account for stock-based compensation expense. Under APB 25, stock options were generally not an expense for accounting purposes and, as a result, no compensation expense is included in the 2005 reporting period related to stock options. Beginning as of January 29, 2006, the Company accounts for stock-based compensation expense, including expense related to stock options, under the fair value method of Statement of Financial Accounting No. 123(R), “Shared-Based Payment” (“FAS 123(R)”). As the Company adopted the modified prospective method, results for prior periods have not been restated under the fair value method for GAAP purposes.
     Management reviews its operating performance using a number of metrics. In connection with the adoption of FAS 123(R) as of January 29, 2006, one measure which management is using to evaluate its operating results is to exclude compensation expense related to stock options in assessing period-to-period results, preparing certain of its financial goals and internal budgets and forecasts, evaluating performance against targets and budget, assessing management performance, and comparing operating results against other companies. Management views this non-GAAP exclusion of these expenses as a supplement to facilitate internal planning, comparisons, and performance assessments. Management also believes it provides investors an additional metric, consistent with what management uses internally, to analyze and evaluate our operating business. However, the non-GAAP financial measures which exclude compensation expense related to stock options should not be viewed as a substitute or replacement of GAAP, as these expenses are an essential part of the Company’s compensation program and under GAAP must be valued and included (and not excluded) in the Company’s results of operations. Also, stock options are an important element of employee incentive compensation and are recurring. Management will account for this exclusion of compensation expense related to stock options by regularly reviewing the amount of the excluded expense and its impact on its results of operations on a GAAP basis and by regularly reviewing its total cash and non-cash share-based compensation programs.
     These non-GAAP financial measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Also, these non-GAAP financial measures as disclosed by the Company may be calculated differently from similar measures disclosed by other companies. To ease the use and understanding of these non-GAAP financial measures, the Company has included the most directly comparable GAAP financial measures and a reconciliation between the GAAP and non-GAAP financial measures.
Section 9 — Financial Statements and Exhibits
Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press Release of The Talbots, Inc., dated May 4, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.
Dated: May 4, 2006	By:	/s/ Carol Stone
		Name:	Carol Stone
		Title:	Vice President, Corporate Controller